UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2017 (December 8, 2017)

Fifth Street Asset Management Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36701	46-5610118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Putnam Avenue, 3rd Floor, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 681-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement

Upon filing of the Certificate of Dissolution (the “Certificate of Dissolution”) with the Secretary of State of the State of Delaware described below, Fifth Street Asset Management Inc. (the “Company”) adopted the previously disclosed Plan of Liquidation of the Company (the “Plan of Liquidation”), which is effective as of December 11, 2017. The Plan of Liquidation provides that the Company will cease further business activities except to the extent and for the period described below. The Plan of Liquidation provides that, among other actions, the following steps will be completed at such times as the Board of Directors or the officers of the Company implementing the Plan of Liquidation, in their discretion and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), deem necessary, appropriate or advisable in the best interests of the Company and its stockholders:

-	Pay or make provision for the payment of liabilities and outstanding obligations of the Company prior to the date of the Plan of Liquidation or to be incurred after such date, including expenses associated with the liquidation and winding up of the Company’s affairs;

-	If deemed necessary or appropriate by the Board of Directors of the Company, in its absolute discretion, establish and set aside a contingency reserve to satisfy claims against and any unmatured or contingent liabilities of the Company and expenses of the sale of the Company’s property and assets and the liquidation and dissolution provided for in the Plan of Liquidation;

-	Payment of liquidating distributions to stockholders of record of the Company as determined by the Board of Directors the Company;

-	Distribution to stockholders of the Company, or the transfer to one or more liquidating trustees for the benefit of stockholders of the Company under a liquidating trust, of the remaining assets of the Company after payment or provision for payment of claims against and obligations of the Company; and

-	The taking of any and all other actions permitted or required by the DGCL and any other applicable laws and regulations.

The Board of Directors of the Company may, to the full extent permitted by law, amend the Plan of Liquidation without any further stockholder approval if it determines that such amendment is in the best interest of stockholders of the Company. The Board of Directors of the Company may not amend or modify the Plan of Liquidation under circumstances that would require additional stockholder approval under the DGCL or federal securities laws without complying with such requirements.

The foregoing descriptions of the Plan of Liquidation is limited and qualified in its entirety by reference to the full text of the Plan of Liquidation, a copy of which is attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 8, 2017, following effectiveness of the written consent (the “Written Consent”) in lieu of a meeting of stockholders of the Company approving (1) the voluntary dissolution and liquidation of the Company and (2) an amendment to the Second Amended and Restated Certificate of Incorporation of the Company in order to reduce the authorized capital stock of the Company (the “Amendment”), the Company filed the Amendment with the Secretary of State of the State of Delaware, following which the capitalization of the Company is 60,000,000 shares of Class A common stock, par value $0.01 per share, 32,000,000 shares of Class B common stock, par value $0.01 per share, and 1,000 shares of preferred stock, par value $0.01 per share.

On December 11, 2017, following effectiveness of the Written Consent, the Company filed the Certificate of Dissolution with the Secretary of State of the State of Delaware dissolving the Company. Pursuant to the DGCL, the Company continues to exist for three years after filing of the Certificate of Dissolution or for such longer period as the Delaware Court of Chancery shall direct, or as may be required to resolve any pending litigation matters, for the purpose of prosecuting and defending suits against the Company and enabling the Company to gradually to close its business, dispose of its property, discharge its liabilities and to distribute to its stockholders any remaining assets. During such period, the Company cannot continue the business for which it was organized.

The foregoing descriptions of the Amendment and the Certificate of Dissolution are limited and qualified in their entirety by reference to the full text of the Amendment and the Certificate of Dissolution, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Fifth Street Asset Management Inc., dated December 8, 2017.
3.2	Certificate of Dissolution of Fifth Street Asset Management Inc., dated December 11, 2017.
10.1	Plan of Liquidation of Fifth Street Asset Management Inc., dated December 11, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH STREET ASSET MANAGEMENT INC.
Date: December 11, 2017	By:	/s/ Bernard D. Berman
Name: Bernard D. Berman
Title: President